                                                                    Exhibit 10.1

                                     FORM OF

                              AMENDED AND RESTATED

                             SHAREHOLDERS AGREEMENT

                                       OF

                                RAM HOLDINGS LTD.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Section 1.    Definitions................................................     2
Section 2.    Registration Rights........................................     7
Section 3.    Proprietary Information....................................    20
Section 4.    Restrictive Legends........................................    21
Section 5.    Preemptive Right...........................................    21
Section 6.    Further Action.............................................    24
Section 7.    Term.......................................................    24
Section 8.    Amendments.................................................    24
Section 9.    Waiver and Consent.........................................    25
Section 10.   Recapitalization, Exchanges, etc...........................    25
Section 11.   Notices....................................................    25
Section 12.   Specific Performance.......................................    25
Section 13.   Severability...............................................    25
Section 14.   Binding Effect; Benefit; Parties in Interest...............    26
Section 15.   Interpretation.............................................    26
Section 16.   Counterparts...............................................    26
Section 17.   Applicable Law.............................................    26
Section 18.   Entire Agreement...........................................    27

                             SHAREHOLDERS AGREEMENT

          This Amended and Restated Shareholders Agreement (this "Amended and Restated Agreement"), dated as of , 2006, is among RAM HOLDINGS LTD., a company incorporated and organized under the laws of Bermuda ("Holdings") and each of the Shareholders (as defined in Section 1).

                                   WITNESSETH

          WHEREAS, Holdings, RAM HOLDINGS II LTD., a company incorporated and organized under the laws of Bermuda ("Holdings II"), and the Shareholders entered into that certain Shareholders Agreement, dated as of February 11, 1998, as amended December 11, 1998, July 2, 1999, November 18, 1999, June 12, 2002, April 3, 2003 and April 26, 2005 (the "Base Shareholders Agreement"), and the parties hereto desire to amend and restate the Base Shareholders Agreement in its entirety;

          WHEREAS, pursuant to its amalgamation with Holdings, Holdings II no longer holds shares in RAM Re;

          WHEREAS, following the amalgamation with Holdings II and subsequent recapitalization of Holdings, the authorized share capital of Holdings consists of $______ consisting of _______ common shares, par value U.S.$0.10 per share (the "Holdings Common Shares") and _______ preference shares, par value U.S. $0.10 per share; and

          WHEREAS, each of the Shareholders desires to promote the interests of Holdings and the mutual interests of the Shareholders by establishing herein certain terms and conditions upon which the Holdings Common Shares will be held, including provisions providing certain registration rights with respect to such shares and providing for the designation of Board members and certain other matters.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, Holdings and the Shareholders hereby agree as follows:

Section 1. Definitions

          As used in this Amended and Restated Agreement, the following terms shall have the respective meanings set forth below:

          "Affiliate" shall mean, with respect to any specified Person, a Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person. Without limiting the generality of the foregoing, the term "Affiliate" shall include an investment fund managed by such Person or by a Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person.

          "Above 10% Monoline Affiliate" shall have the meaning given such term in Section 3.

          "Amended and Restated Agreement" shall have the meaning given such term in the first paragraph hereof.

          "Base Shareholders Agreement" shall have the meaning given such term in the first recital of this Amended and Restated Agreement.

          "Board" shall mean the Board of Directors of Holdings.

          "Business Day" shall mean any day except a Saturday, Sunday or other day on which banks in Hamilton, Bermuda, or The City of New York, United States, are authorized or obligated by law or executive order to close.

          "Bye-laws" shall mean the Bye-laws of Holdings, as adopted by Holdings upon amalgamation on [___________], 2006.

          "Code" shall mean the United States Internal Revenue Code of 1986, as amended, or any United States federal statute then in effect that has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such replacement United States federal statute.

          "Commission" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

          "Control" of a Person shall mean (unless specifically indicated otherwise) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative to the foregoing.

          "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, or any U.S. federal statute then in effect that has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such replacement federal statute.

          "Fair Market Value" shall have the meaning given such term in Section 5(d).

          "Governmental Authorization" means any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under, or any filing made with or other notice given to, any Governmental Body or pursuant to any Law.

          "Governmental Body" means any (i) nation, state, county, city, town, village, district or other jurisdiction of any nature, (ii) federal, state, local, provincial, municipal, foreign or other government, (iii) governmental or quasi-governmental authority of any nature or (iv) other body exercising any statutory, administrative, executive, judicial, legislative, police, regulatory or taxing authority or power.

          "Holdings" shall have the meaning given such term in the first paragraph of this Amended and Restated Agreement.

          "Holdings II" shall have the meaning given such term in the first recital of this Amended and Restated Agreement.

          "Holdings Common Shares" shall have the meaning given such term in the third recital of this Amended and Restated Agreement.

          "Holdings II Common Shares" shall mean the Class A common shares, par value U.S.$1.00 per share, of Holdings II.

          "Initial Public Offering" shall mean the completion, by Holdings and/or by any Shareholders, of an underwritten public offering of shares of Holdings pursuant to the registration statement on Form S-1 (333-131763) initially filed under the Securities Act on February 10, 2006.

          "Inspectors" shall have the meaning given such term in Section
2(e)(xi).

          "Law" means any administrative or arbitrator's award or order, constitution, law, ordinance, principle of common or civil law, permit, authorization, variance, regulation, rule, statue or requirement of any Governmental Body.

          "NASD" shall mean the U.S. National Association of Securities Dealers, Inc. or any successor organization.

          "NASDAQ" shall mean The Nasdaq National Market or any successor quotation system.

          "New Securities" shall have the meaning given such term in Section
5(a).

          "Offering" shall mean the offering and sale of up to 120,688 Holdings Common Shares and 776,312 Holdings II Common Shares pursuant to the several Subscription Agreements.

          "Other Holders" shall have the meaning given such term in Section 2(a)(i).

          "Person" shall mean an individual, company, corporation, firm, limited liability company, partnership, trust, estate or any other business, entity or person, whether or not recognized as constituting a separate legal entity.

          "PMI" shall mean PMI Mortgage Insurance Co., an Arizona corporation, or its parent, The PMI Group, Inc., a Delaware corporation, or any successor entity to either of them.

          "Priority Securities" shall have the meaning given such term in
Section 2(b)(i).

          "Proprietary Information" shall mean information relating to the specific business of RAM Re with any third-party ceding company that may include
(x) any competitive pricing information, (y) any information received from such ceding company with respect to any insurance policies issued by such ceding company, the reinsurance of such policies and any transaction or documents underlying such policies or the reinsurance of such policies, or (z) any provisions of any reinsurance agreements between the ceding company and RAM Re if RAM Re deems, in its reasonable judgment, that disclosure of such information would breach RAM Re's confidentiality obligations under any written agreement with such ceding company; provided that Proprietary Information shall not include, with respect to any Shareholder, any information that (i) is generally available to the public other than as a result of a disclosure by such Shareholder in violation of this Amended and Restated Agreement, (ii) was within such Shareholder's possession prior to its being furnished to any employee or officer of such Shareholder by or on behalf of Holdings or RAM Re provided that the source of such information was not known by such Shareholder to be bound by any contractual, legal or fiduciary obligations of confidentiality to Holdings or RAM Re with respect to such information, (iii) is available to such Shareholder from a source other than Holdings or RAM Re, provided such source is not known by such Shareholder to be bound by any contractual, legal or fiduciary obligations of confidentiality to Holdings or RAM Re with respect to such information or (iv) is developed independently by such Shareholder other than from Proprietary Information.

          "Purchase Notice" shall have the meaning given such term in Section 5(b).

          "RAM Re" shall mean RAM Reinsurance Company Ltd., a Bermuda financial guaranty reinsurer of which Holdings owns all of the issued and outstanding common shares.

          "Records" shall have the meaning given such term in Section 2(e)(xi).

          "Registrable Securities" shall mean the Holdings Common Shares sold in the Offering or pursuant to the Subsequent Subscription Agreements, Holdings Common Shares acquired by a Shareholder pursuant to Section 3 of the Base Shareholders Agreement in each case that are owned by a Shareholder on the date of consummation of the Initial Public Offering or that the Shareholder received in connection with the exercise of its preemptive rights pursuant to Section 5, if applicable, and any securities of Holdings issued successively in exchange for or in respect of any of the foregoing, whether as a result of any successive stock split, subdivision, or reclassification of, or issuance of bonus shares or stock dividend on, any of the foregoing or otherwise; provided, however, that such securities shall cease to be Registrable Securities if and when (i) a registration statement with respect to the disposition of such securities shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to such effective registration statement, (ii) such securities shall have been otherwise transferred, if new certificates or other evidences of ownership for such securities not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer shall have been delivered by Holdings, and subsequent dispositions of such securities shall not require registration or qualification of such securities under the Securities Act, or (iii) such securities shall have ceased to be outstanding.

          "Registration Expenses" shall mean all expenses incident to Holdings' performance of or compliance with its obligations under Section 2, including, without limitation, all Commission, NASD and stock exchange or NASDAQ registration and filing fees and expenses, fees and expenses of compliance with applicable state securities or "blue sky" laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, fees and disbursements of any custodian, the fees and expenses incurred in connection with the listing of such securities to be registered on each securities exchange or automated quotation system on which such securities are listed, fees and disbursements of counsel for Holdings and all independent certified public accountants (including the expenses of any annual audit and "cold comfort" letters required by or incident to such performance and compliance), the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including the fees and expenses of any "qualified independent underwriter" required by the NASD), the reasonable fees of one counsel retained in connection with each such registration by the holders of a majority of the Registrable Securities being registered, the reasonable fees and expenses of any special experts retained by Holdings in connection with such registration, and fees and expenses of other Persons retained by Holdings (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by holders of such Registrable Securities other than Holdings).

          "Requesting Holders" shall have the meaning given such term in Section 2(a)(i).

          "securities" shall have the meaning given such term under the Securities Act.

          "Securities Act" shall mean the U.S. Securities Act of 1933, as amended, or any U.S. federal statute then in effect which has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such replacement federal statute.

          "Shareholder" shall mean any Member (as such term is defined in the Bye-laws) of Holdings that is a party to this Amended and Restated Agreement.

          "Subsequent Subscription Agreement" shall mean all and each of the Subscription Agreements dated on or after July 2, 1999, by and among Holdings, Holdings II and each of the Investors named therein.

          "Subscription Agreement" shall mean all and each of the Subscription Agreements, dated as of various dates on or before February 11, 1998 and dated as of December 11, 1998 among Holdings, Holdings II and each of the Investors (as defined therein), but shall not include any Subsequent Subscription Agreement.

          "Subsidiary" shall mean any corporation, limited liability company or other Person of which shares of stock or other ownership interests representing more than 50% of the outstanding voting securities are, at the time as of which any determination is being made, owned by Holdings either directly or through its Subsidiaries, any partnership in which Holdings or any Subsidiary is a general partner and any joint venture in which Holdings or any Subsidiary is a joint venturer.

          "United States" shall mean the United States of America and dependent territories or any part thereof.

          "U.S." shall refer to the United States.

          "Voting Percentage" of PMI in Holdings shall mean, calculated at any particular point in time, the ratio, expressed as a percentage, of (x) the number of voting securities of Holdings held by PMI and its Affiliates (with voting securities representing less than one or more than one vote constituting a number of voting securities equal to the number of votes represented by such voting security) to (y) the total number of voting securities of Holdings outstanding at the relevant time (with voting securities representing less than one or more than one vote constituting a number of voting securities equal to the number of votes represented by such voting security).

Section 2. Registration Rights

          Subject to obtaining all approvals required by Bermuda governmental authorities and subject to compliance with Section 39 of the Bermuda Companies Act 1981, as amended, (and, for the avoidance of doubt, no obligation arises hereunder unless and until the said approvals are received and the requirements of any of the exclusions or exemptions to the said Section 39 are able to be satisfied so as to permit compliance with the said Section 39) the Shareholders shall have the right to have their Registrable Securities registered under the Securities Act and applicable U.S. state securities laws in accordance with the following provisions.

(a)  Registration on Request.

               (i) Holdings shall effect the registration under the Securities Act for an underwritten public offering of all or part of the Registrable Securities held by the Requesting Holders (defined below) upon the request of
(x) Shareholders holding in the aggregate a majority of all outstanding Registrable Securities, provided that such request shall be for not less than 10% of outstanding Registrable Securities or (y) PMI or any of its Affiliates (such Shareholders referenced in (x) and (y) above being referred to as the "Requesting Holders"). Upon receipt of such request, Holdings will promptly give written notice to all other holders of Registrable Securities (the "Other Holders") that a request for registration has been received. For a period of 15 calendar days following delivery of such notice, the Other Holders may request that Holdings also register their Registrable Securities and Holdings may determine to register its authorized and unissued securities. After the expiration of such 15 calendar day period, Holdings shall notify all holders of the number of Registrable Securities to be registered. Subject to the provisions of this Section 2, Holdings will use its best efforts to cause the prompt registration under the Securities Act of (A) the Registrable Securities that the Requesting Holders have requested Holdings to register, and (B) all other securities that Holdings has determined to register or that Holdings has been requested to register by the Other Holders, and in connection therewith, subject to Section 2(a)(iii), will prepare and file on such appropriate form as Holdings in its reasonable discretion shall determine a registration statement under the Securities Act to effect such registration.

          Notwithstanding the foregoing, Holdings will not be required to effect the registration or file a registration statement in any of the following situations:

               (1) if the Registrable Securities to be offered pursuant to such request do not exceed 20% of the outstanding Registrable Securities; provided that this Section 2(a)(i)(1) shall not apply if one of the Requesting Holders is PMI or any of its Affiliates;

               (2) in connection with the registration request by the Requesting Holders, the Registrable Securities to be offered pursuant to such request do not have an aggregate offering price of at least U.S. $25 million (based on the then current market price or offering price if Holding's Common Shares are not publicly traded);

               (3) during any period (not to exceed 60 days with respect to each request) when Holdings has determined to proceed with a public offering and, in the judgment of the managing underwriter thereof, the requested filing would have an adverse effect on the public offering;

               (4) during any period (not to exceed 60 days with respect to each request) when Holdings is in possession of material non-public information that the Board determines is in the best interest of Holdings not to disclose publicly; or

               (5) to the extent required by the managing underwriter in an underwritten public offering, during a period, not to exceed 180 days in the case of the Initial Public Offering or 90 days in the case of all other offerings, following the effectiveness of any previous registration statement filed by Holdings.

          The right of Holdings not to effect the registration or file a registration statement pursuant to paragraphs (1), (2) and (3) above may not be exercised more than twice in any twelve-month period.

          Requesting Holders holding a majority of the Registrable Securities requested to be registered may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to any of the other Requesting Holders or the Other Holders, by providing a written notice to Holdings revoking such request.

               (ii) Number of Registrations; Expenses. Holdings shall not be obligated to effect more than four registrations of Registrable Securities pursuant to requests from Requesting Holders under this Section 2(a); provided, however, that PMI or any of its Affiliates shall have the right to request (A) one additional registration of Registrable Securities provided that it has participated in only one of the original four registrations of Registrable Securities under this Section 2(a), or (B) two additional registrations of Registrable Securities provided that it did not participate in any of the original four registrations of Registrable Securities under this Section 2(a). Holdings shall pay all Registration Expenses in connection with a registration that the Requesting Holders request pursuant to this Section 2(a) (which, for the avoidance of doubt, shall not include underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of any Shareholder's Registrable Securities pursuant to this Section 2(a)).

               (iii) Effective Registration Statement. A registration requested pursuant to this Section 2(a) shall not be deemed to have been effected unless the registration statement relating thereto (A) has become effective under the Securities Act and any of the

Registrable Securities of the Shareholders included in such registration have actually been sold thereunder, and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Requesting Holders and, if applicable, Holdings and the Other Holders included in such registration have actually been sold thereunder); provided, however, that if either (x) any effective registration statement requested pursuant to this Section 2(a) is not carried out by reason of any of the situations noted in Section 2(a)(i) above under which Holdings will not be required to file or may delay filing a registration statement, or (y) after any registration statement requested pursuant to this Section 2(a) becomes effective
(A) such registration statement is subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court solely due to the actions or omissions to act of Holdings, or (B) less than 75% of all of the Registrable Securities included in such registration have been sold thereunder, or less than 75% of the Registrable Securities of a particular Requesting Holder or Other Holder included in such registration have been sold thereunder, then such registration statement shall not constitute a registration of Registrable Securities to be effected by Holdings pursuant to
Section 2(a)(ii) and Holdings shall pay all the Registration Expenses related thereto.

               (iv) Selection of Underwriters. Requesting Holders holding a majority of the Registrable Securities requested to be registered shall have the right to select the investment banker and manager or co-managers that will administer the offering; provided, however, that such selection shall be subject to approval by Holdings, which approval shall not be unreasonably withheld; provided, further, that Holdings shall have the right to appoint a co-manager (who shall not be the lead manager) in all cases subject to the approval of Requesting Holders holding a majority of the Registrable Securities requested to be registered, which approval shall not be unreasonably withheld.

               (v) Pro Rata Participation in Requested Registrations. If the lead managing underwriter of an offering pursuant to this Section 2(a) advises Holdings, the Requesting Holders and the Other Holders in writing that, in its view, the number of equity securities requested to be included in such registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, the number of Registrable Securities requested to be registered by the Requesting Holders and the Other Holders included by Holdings in such registration shall be allocated pro rata (subject to adjustments for tax considerations as provided in Subsection (C) below) among the Requesting Holders and the Other Holders on the basis of the relative number of shares of Registrable Securities owned by them; provided, however, that:

               (A) if Holdings intends to issue Registrable Securities and to include them in such registration, Holdings' allocation shall first be subject to reduction before the number of Registrable Securities to be registered by the Requesting Holders and the Other Holders is subject to any reduction;

               (B) Requesting Shareholders who become subject to a reduction pursuant to this Section 2(a)(v) in the amount of Registrable Securities to be included in a registration statement may elect not to sell any Registrable Securities pursuant to the registration statement; and

               (C) the Board may, with respect to any or all restrictions, alter, amend or modify the allocation provisions contained in this Section 2(a)(v) (other than the provisions in Section 2(a)(v)(A)) if it determines in good faith that such action would be likely to result in favorable tax treatment or to avoid unfavorable tax treatment of Holdings or the Shareholders; provided, however, that such action is applied uniformly with respect to similarly situated Shareholders.

(b)  Incidental Registration.

               (i) If Holdings at any time proposes to register any of its shares or any options, warrants or other rights to acquire, or securities convertible into or exchangeable for, its shares (the "Priority Securities") under the Securities Act (other than a registration (A) relating to shares issuable upon exercise of employee share options or in connection with any employee benefit or similar plan of Holdings, (B) in connection with an acquisition by Holdings of another company, or (C) pursuant to Section 2(a)) in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act (whether or not for sale for its own account), it shall each such time, subject to the provisions of Section 2(b)(ii), give prompt written notice to all holders of record of Registrable Securities of its intention to do so and of such Shareholders' rights under this
Section 2(b), at least 30 calendar days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer all such Shareholders the opportunity to include in such registration statement such number of Registrable Securities as each such Shareholder may request. Upon the written request of any such Shareholder made within 20 calendar days after the receipt of Holdings' notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Shareholder), Holdings will use its best efforts to effect the registration under the Securities Act of all Registrable Securities that Holdings has been so requested to register by the Shareholders thereof; provided, however, that (A) if such registration involves an underwritten offering, all holders of Registrable Securities requesting to be included in Holdings' registration must sell their Registrable Securities to the underwriters selected by Holdings on the same terms and conditions as apply to Holdings, and (B) if, at any time after giving written notice pursuant to this Section 2(b)(i) of its intention to register any Priority Securities and prior to the effective date of the registration statement filed in connection with such registration, Holdings shall determine for any reason not to register such Priority Securities, Holdings shall give written notice to all holders of Registrable Securities and shall thereupon be relieved of its obligation to register any Registrable Securities in connection with such registration (without prejudice, however, to rights of Shareholders under Section 2(a)). If a registration pursuant to this
Section 2(b) involves an underwritten public offering, any holder of Registrable Securities requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such Registrable Securities in connection with such registration. No registration effected under this Section 2(b) shall relieve Holdings of its obligations to effect a registration upon request under Section 2(a). Holdings shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2(b) (which, for the avoidance of doubt, shall not include underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of any Shareholder's Registrable Securities pursuant to a registration statement effected pursuant to this Section 2(b)).

               (ii) Priority in Incidental Registrations. If a registration pursuant to this Section 2(b) involves an underwritten offering and the managing underwriter advises Holdings in writing that, in its good faith view, the number of equity securities (including all Registrable Securities) that Holdings and the Shareholders intend to include in such registration exceeds the largest number of securities that can be sold without having an adverse effect on such offering, including the price at which such Registrable Securities can be sold, Holdings will include in such registration (A) first, all the Priority Securities to be sold for Holdings' own account; and (B) second, to the extent that the number of Priority Securities is less than the number of Registrable Securities that the underwriter has advised Holdings can be sold in such offering without having the adverse effect referred to above, as many Registrable Securities as are requested to be included in such registration by the Shareholders pursuant to Section 2(b)(i), provided, however, that if the number of Registrable Securities requested to be included in such registration by the Shareholders pursuant to Section 2(b)(i), together with the number of Priority Securities, exceeds the number that Holdings has been advised can be sold in such offering without having the adverse effect referred to above, the number of such Registrable Securities requested to be included in such registration by the Shareholders pursuant to Section 2(b)(i) shall be allocated pro rata among all Shareholders requesting registration on the basis of the relative number of Registrable Securities owned by them and Shareholders subject to such allocation may elect not to sell any Registrable Securities pursuant to the registration statement; provided, further, that the Board may, with respect to any or all restrictions, alter, amend or modify the allocation provisions contained in this paragraph if, in good faith, such action would be likely to result in favorable tax treatment or to avoid unfavorable tax treatment of Holdings or the Shareholders; provided, however, that such action is applied uniformly with respect to similarly situated Shareholders.

               (iii) If Holdings at any time proposes to effect a public offering in a jurisdiction other than the United States of any of its shares or any options, warrants or other rights to acquire, or securities convertible into or exchangeable for its shares (other than a public offering (A) relating to shares issuable upon exercise of employee share options or in connection with any employee benefit or similar plan of Holdings, or (B) in connection with an acquisition by Holdings of another company), Holdings and the Shareholders will have the rights and be subject to the obligations agreed in this Section 2(b) to the extent and where applicable.

(c)  Holdback Agreements.

               (i) If any registration of Registrable Securities shall be in connection with an underwritten public offering, each holder of Registrable Securities that is proposing to sell Registrable Securities in such public offering agrees not to effect any sale or distribution, including any private placement or any sale pursuant to Rule 144A (or any successor provision) or otherwise or any sale pursuant to Rule 144 (or any successor provision), under the Securities Act, of any Registrable Securities, other than by pro rata distribution to its shareholders, partners or other beneficial holders, and not to effect any such sale or distribution of any other equity security of Holdings or of any security convertible into or exchangeable or exercisable for any equity security of Holdings (in each case, other than as part of such underwritten public offering) during the ten calendar days prior to, and to the extent required by the managing underwriter in an underwritten public offering, during a period, not to exceed 90 days, beginning on the effective date of such registration statement, without the consent of the managing underwriter of such offering, except as part of such registration, if permitted; provided, however, that each holder of Registrable Securities has received written notice of such registration at least two Business Days prior to the anticipated beginning of the ten calendar day period referred to above.

               (ii) If any registration of Registrable Securities shall be in connection with an underwritten public offering, Holdings agrees (A) not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of Holdings (other than any such sale or distribution of such securities in connection with any merger or consolidation by Holdings or any Affiliate of Holdings or the acquisition by Holdings or an Affiliate of Holdings of the shares or substantially all the assets of any other Person or in connection with an employee stock ownership or other benefit plan) during the ten days prior to, and to the extent required by the managing underwriter in an underwritten public offering, during a period, not to exceed 90 days, beginning on the effective date of such registration statement without the consent of the managing underwriters of such offering, and (B) that any agreement entered into after the date hereof pursuant to which Holdings issues or agrees to issue any privately placed equity securities shall contain a provision under which the holders of such securities agree not to effect any public sale or distribution of any such securities during the period and in the manner referred to in the foregoing clause (A), including a private placement pursuant to Rule 144A under the Securities Act (or any successor provision) or otherwise and any sale pursuant to Rule 144 under the Securities Act (or any successor provision), except as part of such registration, if permitted.

(d)  Registration Procedures.

          In connection with any offering of Registrable Securities registered pursuant to this Section 2, Holdings shall use its best efforts to obtain all necessary permissions from the Bermuda governmental authorities and shall:

               (i) Prepare and, upon obtaining all necessary permissions from Bermuda governmental authorities, file with the Commission within 60 calendar days after receipt of a request for registration, a registration statement on any form for which Holdings then qualifies and which counsel for Holdings shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such registration statement to become and remain effective as provided herein; provided, however, that before filing with the Commission a registration statement or prospectus or any amendments or supplements thereto, Holdings will (A) furnish to one counsel selected by the holders of a majority of the Registrable Securities requested to be registered copies of all such documents proposed to be filed for said counsel's review and comment, and (B) notify each holder of Registrable Securities requested to be registered of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered. Any references in this Amended and Restated Agreement to any prospectus or registration statement or any amendments or supplements thereto shall be deemed to refer to and include any documents incorporated by reference therein; provided, however, that Holdings shall only be required to provide counsel referred to in clause (A) with an opportunity to review and comment on those documents that will be incorporated by reference in the applicable registration statement or prospectus that relate to the registration and offering of Registrable Securities pursuant to this Amended and Restated Agreement.

               (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days or such shorter period that will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the periods referred to in Section 4(3) and Rule 174 of the Securities Act or any successor provision, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement.

               (iii) Furnish to each holder and each underwriter, if any, of Registrable Securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as any Shareholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder.

               (iv) Use its best efforts to register or qualify such Registrable Securities under such other state securities or "blue sky" laws of such jurisdictions as any holder, and underwriter, if any, of Registrable Securities covered by such registration statement reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Shareholder; provided, however, that Holdings will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Subsection (iv), (B) subject itself or any of its Subsidiaries to taxation or regulation (insurance or otherwise) of its or their respective businesses in any such jurisdiction other than Bermuda, or (C) consent to general service of process in any such jurisdiction.

               (v) Use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Holdings to enable the holder or holders thereof to consummate the disposition of such Registrable Securities.

               (vi) Promptly notify each holder of such Registrable Securities, the sale or placement agent, if any, therefor and the managing underwriter or underwriters, if any, thereof (A) when such registration statement or any prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (B) of any material comments by the Commission and by the Blue Sky or securities commissioner or regulator of any state with respect thereto or any material request by the Commission for amendments or supplements to such registration statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose and (D) of the receipt by Holdings of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

               (vii) Use every reasonable effort to obtain as soon as possible the lifting of any stop order that might be issued suspending the effectiveness of such registration statement.

               (viii) Immediately notify each holder of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event that comes to Holdings' attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and Holdings will promptly prepare and furnish to such Shareholder a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               (ix) Use its best efforts to cause all such Registrable Securities to be listed on a national securities exchange in the United States or NASDAQ and on each securities exchange on which similar securities issued by Holdings may then be listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form, and, subject to Bermuda law, to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement.

               (x) Enter into such customary agreements (including an underwriting agreement or qualified independent underwriting agreement, in each case, in customary form) and take all such other actions as the holders of a majority of the Registrable Securities requested to be registered or the underwriters retained by such Shareholders, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary representations, warranties, indemnities and agreements and preparing for, and participating in, such number of "road shows" and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition.

               (xi) Make available for inspection, during business hours of Holdings, by any holder of Registrable Securities requested to be registered, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Shareholder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of Holdings and its

Subsidiaries (collectively, "Records"), if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Holdings' officers, directors and employees, and those of Holdings' Subsidiaries, to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement.

               (xii) Use its best efforts to obtain a "cold comfort" letter from Holdings' appointed auditors in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the holders of a majority in interest of the Registrable Securities being sold reasonably request.

               (xiii) Use its best efforts to obtain an opinion of counsel to Holdings in customary form and covering such matters, of the type customarily covered by such an opinion, as the managing underwriters, if any, or as the holders of the majority in interest of the Registrable Securities being sold may reasonably request, addressed to such holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof, and dated the effective date of such registration statement (or if such registration statement contemplates an underwritten offering of a part or all of the Registrable Securities, dated the date of the closing under the underwriting agreement relating thereto).

               (xiv) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and all conditions imposed by Bermuda governmental authorities or under Bermuda law, and make available to the Shareholders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months beginning after the effective date of the registration statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act) which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

          It shall be a condition precedent to the obligation of Holdings to take any action with respect to any Registrable Securities that the holder thereof shall furnish to Holdings such information regarding the Registrable Securities and any other shares in Holdings held by such holder as Holdings shall reasonably request and as shall be required in connection with the action taken by Holdings. Each such Holder further agrees to notify Holdings as soon as reasonably practicable of any material inaccuracy or change in information previously furnished by such Holder to Holdings or of the occurrence of any event that has resulted or would result in any prospectus relating to its Registrable Securities containing an untrue statement of a material fact regarding the information relating to such Holder required by Item 507 of Regulation S-K or relating to such Holder's intended method of disposition of such Registrable Securities or omitting to state any material fact relating to such Holder required by Item 507 of Regulation S-K or such Holder's intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading, and to furnish promptly to Holdings in writing all information required from time to time to make such information relating to such Holder previously furnished by such Holder or required by Item 507 of Regulation S-K or relating to such Holder's intended method of distribution of such Registerable Securities not misleading.

          Each holder of Registrable Securities agrees that, upon receipt of any notice from Holdings of the happening of any event of the kind described in
Section 2(e)(viii), such

Shareholder will forthwith discontinue disposition of Registrable Securities until such Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2(e)(viii), and, if so directed by Holdings such Shareholder will deliver to Holdings (at Holdings' expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Shareholder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event that Holdings shall give any such notice, the period mentioned in Section 2(e)(ii) shall be extended by the greater of (A) three months, or (B) the number of days during the period from and including the date of the giving of such notice pursuant to Section 2(e)(viii) to and including the date when each holder of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by
Section 2(e)(viii).

(e)  Indemnification.

               (i) Indemnification by Holdings. In consideration of the agreements of the holders of the Registrable Securities contained herein and in the several Subscription Agreements and Subsequent Subscription Agreements, and as an inducement to such holders to enter into the Subscription Agreement or the Subsequent Subscription Agreement, as the case may be, Holdings hereby agrees that in the event of any registration of any shares of Holdings under the Securities Act pursuant to this Amended and Restated Agreement, Holdings will indemnify and hold harmless, to the full extent permitted by law, each of the holders of any Registrable Securities covered by such registration statement and each holder of Registrable Securities selling Registrable Securities pursuant to Rule 144, their respective directors and officers, general partners, limited partners, managing directors, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls, is controlled by or is under common control with any such Shareholder or any such underwriter within the meaning of the Securities Act (and directors, officers, controlling Persons, partners and managing directors of any of the foregoing) against any and all losses, claims, damages or liabilities, joint or several, and expenses including any amounts paid in any settlement effected with Holdings' consent, which consent will not be unreasonably withheld to which such Shareholder, any such director or officer or general or limited partner or managing director or any such underwriter or controlling Person may become subject under the Securities Act, U.S. state securities "blue sky" laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act or, in the case of a holder of Registrable Securities selling Registrable Securities pursuant to Rule 144, in the most recent Annual Report on Form 10-K of Holdings and any subsequent periodic reports filed by Holdings under the Securities Exchange Act of 1934, as amended, (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by Holdings of any U.S. federal, state or common law rule or regulation applicable to Holdings and relating to action required of or inaction by Holdings in connection with any such registration. Holdings shall reimburse each such Shareholder and each such director, officer, general partner, limited partner, managing director or underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceeding; provided, however, that Holdings shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to Holdings by such Shareholder in its capacity as a Shareholder in Holdings or any such director, officer, general or limited partner, managing director, underwriter or controlling Person expressly for use in the preparation thereof; provided, further, that Holdings shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities, if any, or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, pursuant to this Section 2(f)(i) with respect to any statutory prospectus, issuer free writing prospectus or the final prospectus or the final prospectus as amended or supplemented as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the time of such sale, a copy of the statutory prospectus together with any issuer free writing prospectuses available for use in making such sales, if Holdings has previously furnished sufficient copies thereof to such underwriter on a timely basis and the statutory prospectus, together with any issuer free writing prospectuses available for use in making such sales, had corrected any such misstatement or omission, except that the indemnification obligation of Holdings with respect to any Person who participates as an underwriter in the offering or sale of Registrable Securities, or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, pursuant to this proviso shall be modified in such manner, which shall be reasonably acceptable to Holdings and a majority of the holders of Registrable Securities participating in any such registration of shares, as is consistent with customary practice with respect to underwriting agreements for offerings of such type. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of such Shareholder or any such director, officer, general partner, limited partner, managing director, underwriter or controlling Person and shall survive the transfer of such securities by such Shareholder.

               (ii) Indemnification by the Shareholders and Underwriters. Holdings will require, as a condition to including any Registrable Securities in any registration statement filed in accordance with the provisions hereof, that Holdings shall have received an undertaking reasonably satisfactory to it from the holders of such Registrable Securities or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Subsection (i) above) Holdings and its directors, officers, controlling persons and all other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling Persons with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Holdings or its representatives by or on behalf of such Shareholder or underwriter expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing or expressly for use in any issuer free writing prospectus (as defined in Rule 433(h)(1) of the Securities Act) relating to such Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Holdings or any of the holders of Registrable Securities, underwriters or any of their respective directors, officers, general or limited partners, managing directors or controlling Persons and shall survive the transfer of such securities by such Shareholder; provided, however, that no such Shareholder shall be liable in the aggregate for any amounts exceeding the amount of the proceeds to be received by such holder from the sale of its Registrable Securities pursuant to such registration, as reduced by any damages or other amounts that such holder was otherwise required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

               (iii) Notices of Claims, etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2(f), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding Subsections of this Section 2(f), except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof, and the indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels as may be reasonably necessary. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

               (iv) Other Indemnification. Indemnification similar to that specified in the preceding Subsections of this Section 2(f) (with appropriate modifications) shall be given by Holdings and each holder of Registrable Securities, to the full extent permitted by applicable law, with respect to any required registration or other qualification of securities under any United States federal or state law or regulation or governmental authority other than the Securities Act.

               (v) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 2(f) is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any loss, claim, damage, liability (or actions or proceedings in respect thereof) or expense referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expense, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2(f)(v) were determined by pro rata allocation (even if the Shareholders or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2(f)(v). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions or proceedings in respect thereof) or expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2(f)(v), no holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such holder from the sale of any Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The holders' and any underwriter's obligations in this Section 2(f)(v) to contribute shall be several in proportion to the number of Registrable Securities sold or underwritten, as the case may be, by them and not joint. For purposes of this Section 2(f), each Person, if any, who controls a Shareholder or an underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Shareholder or underwriter, and each director of Holdings, each officer of Holdings who signed the registration statement, and each Person, if any, who controls Holdings within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as Holdings.

               (vi) No Inconsistent Agreements. Holdings covenants and agrees that it shall not grant registration rights with respect to Holdings Common Shares or any other securities without the prior written consent of the holders of more than 95% in aggregate of the Holdings Common Shares then held by all of the Shareholders who are parties to this Amended and Restated Agreement. Holdings represents and warrants that, except as set forth in this Amended and Restated Agreement, it is not currently a party to any agreement with respect to any of its equity or debt securities granting any registration rights to any Person.

          (f) Rule 144 and Rule 144A. At all times after a public offering of any of Holdings' shares, Holdings agrees that it will file in a timely manner all reports required to be filed by it pursuant to the Exchange Act, and, if at any time following an Initial Public Offering Holdings is not required to file such reports, it will make available to the public, to the extent required to permit the sale of shares by any holder of Registrable Securities pursuant to Rule 144 and Rule 144A, current information about itself and its activities as contemplated by Rule 144 and Rule 144A under the Securities Act, as such Rules may be amended from time to time.

          (g) Termination. The registration rights set forth in this Section 2, other than the right to indemnification set forth in Section 2(f), shall not be available to any Shareholder if, in the opinion of counsel to Holdings, all of the Registrable Securities then owned by such Shareholder could be sold without restrictions pursuant to Rule 144(k); provided that the registration rights set forth in this Section 2 shall be available to a Shareholder under the circumstances set forth in this Section 2(g) in the event that such Shareholder agrees to pay a pro rata portion of the Registration Expenses incurred in connection with such registration.

Section 3. Proprietary Information

          (a) Any Shareholder that, directly or indirectly, controls, or is controlled by, or is under common control with, whether through a controlling equity interest or contract, any monoline financial guaranty insurance company (a controlling equity interest for such purposes being defined as ownership of more than 10% of the voting power represented by the outstanding equity securities of the relevant entity or having the power to appoint a director to the board of directors of the relevant entity) (an "Above 10% Monoline Affiliate") agrees not to share any Proprietary Information (except as required by applicable law or U.S. stock exchange rules or as required for such Shareholder to comply with applicable law or U.S. stock exchange rules) with any Above 10% Monoline Affiliate or any officer, director, employee, or agent of, or any Person with managerial responsibility for, the Above 10% Monoline Affiliate (in the case of such Persons with managerial responsibility, whether or not such Person is an officer, director, employee or agent of the Above 10% Monoline Affiliate). Notwithstanding the foregoing, Proprietary Information may be shared with any officer, director, employee, or agent of, or any Person with managerial responsibility for, the Above 10% Monoline Affiliate to the extent such sharing occurs solely in such Person's capacity as an officer or director of the Shareholder and such information is not shared with any other Person in such Person's capacity as an officer, director, employee, or agent of any Above 10% Monoline Affiliate.

          (b) Subject to earlier termination as provided in Section 7 hereof, the agreements contained in this Section 3 shall expire with respect to any Shareholder one year after the date on which such Shareholder ceases to have any officer or other employee serving as a member of the Board.

Section 4. Restrictive Legends

          Each certificate representing Holdings Common Shares (unless its transfer is not restricted hereby or under the Bye-laws) issued after the date hereof shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the 'Securities Act'), or any United States state securities laws and may not be transferred, sold or otherwise disposed of unless (i)(a) a registration statement is in effect under the Securities Act with respect to such shares, or (b) a written opinion of counsel acceptable to the Company is provided to the Company to the effect that no such registration is required, and (ii) if required by law, is approved by applicable Bermuda regulatory authorities."

          In the event that Holdings Common Shares are disposed of pursuant to an effective registration statement under the Securities Act or Holdings receives evidence reasonably satisfactory to it to the effect that such shares are eligible for sale pursuant to Rule 144(k) under the Securities Act or are being transferred pursuant to an exemption from the registration requirements of the Securities Act, Holdings shall promptly upon request deliver a replacement certificate not containing the legend above in exchange for the legended certificate.

Section 5. Preemptive Right

     (a) If Holdings proposes to issue any additional voting securities, including voting securities issued upon exercise, conversion or exchange of any other securities (collectively, "New Securities"), Holdings shall, to the extent reasonably practicable, prior to consummating the issuance of the New Securities (and if not reasonably practicable, then within ten days following consummation of such issuance), give written notice (the "Holdings Notice") to PMI, stating the number of New Securities, the price per share, the terms of payment and all other terms and conditions on which Holdings proposes to make or has made such issuance; it being understood that (i) the issuance of securities that are exercisable for or convertible or exchangeable into voting securities shall not be deemed an issuance of the underlying voting securities until such exercise, conversion or exchange, (ii) New Securities shall not include securities issuable in connection with any stock split, stock dividend or recapitalization of Holdings where such securities are issued to all shareholders of Holdings on a proportionate basis and (iii) in the case of a proposed public offering as to which the price is not known as of the time the Holdings Notice is given, the Holdings Notice shall specify the range of expected prices as determined in good faith by Holdings. With respect to any such issuance of New Securities, PMI shall have, as hereinafter provided, the option to purchase from Holdings for cash up to the number of securities of the same class and/or series as the New Securities such that after giving effect to the issuance of New Securities (including the issuance to PMI pursuant to the preemptive rights in this Section 5(a) and including any related issuance resulting from the exercise of preemptive rights by any unrelated Person with respect to the same issuance) PMI's

Voting Percentage would equal PMI's Voting Percentage calculated without giving effect to the issuance of New Securities and any related issuance resulting from the exercise of preemptive rights with respect to the same issuance, in each case at the price per share and on the other terms stated in the Holdings Notice (except that (i) if the New Securities are issued for consideration other than cash, PMI shall pay the Fair Market Value thereof and (ii) if the Holdings Notice sets forth a range of prices, PMI shall have the option to purchase the applicable portion of the New Securities at the price the New Securities are sold to the public in connection with such public offering, it being understood, however, that in the event such price falls outside the range set forth in the Holdings Notice, the Company shall again comply with this Section 5 prior to issuing the New Securities). In the case of a proposed public offering as to which the price is not known as of the time the Holdings Notice is given, the Holdings Notice shall specify the range of expected prices as determined in good faith by Holdings. Notwithstanding anything herein to the contrary, with respect to any issuances of New Securities pursuant to the exercise of options, rights or other awards under any employee, officer or director benefit plans or arrangements, (i) the Holdings Notice shall only be required within ten days following each December 31 and shall be made in respect of all such issuances made during the preceding one year period ending on such December 31 (except with respect to the first such notice after the Effective Date, which shall relate only to issuances made during the period from the Effective Date through such December 31) and (ii) the price per share of the New Securities shall be deemed to be the average closing price for such New Securities for the 30-trading period ending on the relevant December 31; provided, however, that if no such average closing price is available because the New Securities are not publicly traded or otherwise, the price per share shall be the Fair Market Value of the New Securities measured on December 31.

     (b) PMI's option with respect to the purchase of such securities shall be exercisable by a written notice from PMI (the "Purchase Notice") given to Holdings within twenty (20) days after the receipt of the Holdings Notice. The Purchase Notice shall state the number of securities as to which PMI elects to exercise its option, which number may be less than the number to which it is entitled to subscribe under this Section 5. If, for any reason, the issuance of New Securities is not consummated, PMI's right to purchase additional securities in connection with such issuance shall lapse, subject to PMI's ongoing subscription right in connection with issuances of New Securities at later dates or times.

     (c) In the event that PMI elects to purchase some or all of the securities it is entitled to purchase under this Section 5, PMI and Holdings shall use their reasonable efforts to secure any Governmental Authorization required, to comply as soon as reasonably practicable with all applicable Laws and to take all such other actions and to execute such additional documents as are reasonably necessary or appropriate in connection therewith and to consummate the purchase of such securities as promptly as practicable. At such closing, the date of which shall be designated by PMI but which shall be no later than fifteen days after the date of receipt of the last to be obtained of any approval of any Governmental Authority required for such purchase, PMI shall pay the purchase price for such securities and Holdings shall issue such securities to PMI. Holdings represents and covenants to PMI that upon such issuance, such securities shall be duly authorized, validly issued, fully paid and nonassessable and will be approved (if outstanding securities of Holdings of the same type are at the time already approved) for listing or quotation on the principal trading market for the securities of Holdings at the time of issuance and upon delivery thereof, such shares shall be free and clear of any lien, mortgage, lease, charge, pledge, security interest, covenant, condition, restriction or other encumbrance of any kind, and PMI shall deliver payment in full for such securities as determined in accordance with this Section 5.

     (d) For the purposes of this Section 5, "Fair Market Value" means, in connection with any New Securities, (i) if such New Securities are listed on a securities exchange (or quoted in a securities quotation system), the average closing sale price of such New Securities on such exchange (or in such quotation system), or, if such New Securities are listed on (or quoted in) more than one exchange (or quotation system), the average closing sale price of the New Securities on the principal securities exchange (or quotation system) on which such New Securities are then traded, or, if such New Securities are not then listed on a securities exchange (or quotation system) but are traded in the over-the-counter market, the average of the latest bid and asked quotations for such New Securities in such market, in each case for the five trading days immediately preceding the date of any issuance of securities described in
Section 5(a), or (ii) if no such closing sales prices or quotations are available because such New Securities are not publicly traded or otherwise, the fair value of such New Securities, as of a date within the thirty days immediately preceding the issuance of New Securities described in Section 5(a), as determined in good faith by agreement between PMI and Holdings; provided, however, that if PMI and Holdings fail to agree in writing upon the value of such New Securities within twenty days after the first request to make such a determination, then each of PMI and Holdings shall select a nationally recognized investment banking firm to make such determination on such party's behalf within ten days after the expiration of such twenty day period. Each investment banking firm shall be required to make such determination no later than twenty days after the expiration of the ten day period. Each of PMI and Holdings shall pay all of the fees and expenses of the investment banking firm selected by it and each of PMI and Holdings shall make available to any investment banking firms involved in such process such information as is reasonably necessary to reach a determination of Fair Market Value. Each investment banking firm shall determine its proposed fair market value of such New Securities. If the proposed fair market values determined by the investment banking firms are within ten percent of each other, then "Fair Market Value" shall mean the average of such proposed fair market values. If the proposed fair market values are not within ten percent of each other, then the investment banking firms shall, no later than ten days after the determination of such proposed fair market values, select a third nationally recognized investment banking firm (the "Neutral Firm"), which shall be paid for equally by both PMI and Holdings. Such Neutral Firm shall propose a fair market value for such New Securities no later than twenty days after the date on which such firm is selected. If: (i) the fair market value proposed by the Neutral Firm is higher than the fair market value proposed by the other investment banking firms, then "Fair Market Value" shall mean the higher of the two fair market values proposed by the other investment banking firms; (ii) the proposed fair market value determined by the Neutral Firm is lower than the fair market values proposed by the other investment banking firms, then "Fair Market Value" shall mean the lower of the two fair market values proposed by the other investment banking firms; and (iii) the fair market value proposed by the Neutral Firm is between the fair market values proposed by the other investment banking firms, then "Fair Market Value" shall mean the fair market value proposed by the Neutral Firm.

     (e) All provisions of this Section 5 shall terminate and have no further force or effect upon the first Business Day following any one-year period during which PMI's Voting Percentage has remained throughout such period equal to less than 18%; provided that such termination shall occur immediately in the event PMI ceases to own any Holdings Common Shares.

Section 6. Further Action

          Each Shareholder shall, for so long as such Shareholder owns any Holdings Common Shares take any and all action (on a timely basis) reasonably necessary to carry out the intentions of the Shareholders set forth in this Amended and Restated Agreement.

Section 7. Term

          (a) This Amended and Restated Agreement shall become effective upon the date of consummation (the "Effective Date") of the Initial Public Offering and prior to such time shall have no force or effect. If the Initial Public Offering is abandoned or is not completed for any reason prior to September 30, 2006, this Amended and Restated Agreement shall have no force or effect and no party shall have any liability or other obligation to any other party in respect of any of the terms or provisions hereof, provided that, for the avoidance of doubt, in such event the Base Shareholders Agreement shall continue in full force and effect.

          (b) This Amended and Restated Agreement shall terminate with respect to any Shareholder upon the first to occur of (i) the time when all Registrable Securities are freely transferable without restriction, and without limitation as to volume or manner of sale, pursuant to Rule 144(k) under the Securities Act or a successor provision; (ii) the consent of Holdings and such Shareholder that this Amended and Restated Agreement be terminated or (iii) any transaction with any Person pursuant to which shares or other securities of such Person are exchanged or substituted for all the Holdings Common Shares, provided that (A) the shares or securities of such Person are registered under the Securities Act and applicable United States state securities laws and listed on a United States national securities exchange or NASDAQ and (B) immediately following such transaction such Shareholder does not hold more than 5% of the outstanding capital stock of such Person immediately following such transaction. This Amended and Restated Agreement shall be terminated as to any party (other than Holdings) upon such time as such party is not a Member (as defined in the Bye-laws of Holdings) of Holdings.

Section 8. Amendments

          Neither this Amended and Restated Agreement nor any provision hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by Holdings and each of the Shareholders at the time who are party to this Amended and Restated Agreement; provided, however, that any provision hereof may be amended, which amendment shall be effective as to all Shareholders, with the consent of Holdings and the holders of at least 95% of the Holdings Common Shares then held by all of the Shareholders who are parties to this Amended and Restated Agreement, except that, if any such amendment materially and adversely affects the rights, obligations or tax treatment of any Shareholder, such amendment shall not be effective without the consent of such Shareholder.

Section 9. Waiver and Consent

          No action taken pursuant to this Amended and Restated Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Amended and Restated Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach, and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

Section 10. Recapitalization, Exchanges, etc.

          Except to the extent this Amended and Restated Agreement is terminated with respect to any Shareholder pursuant to Section 7(b) hereof, the provisions of this Amended and Restated Agreement shall apply to the full extent set forth herein with respect to shares or other securities in Holdings that may be issued in respect of, in exchange for, or in substitution of the Holdings Common Shares.

Section 11. Notices

          All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed, unless otherwise specified herein, to have been duly given if sent by mail, courier service, cable, telecopier, facsimile or other mode of representing words in a legible and non-transitory form (a) if to the Shareholders, at their respective addresses in the Register of Shareholders of Holdings or at such other address as any of the Shareholders may have furnished to Holdings in writing, and (b) if to Holdings, at Ram Re House, 46 Reid Street, Hamilton HM 12, Bermuda, Attention: General Counsel, or such other address as Holdings may have furnished to the Shareholders in writing.

Section 12. Specific Performance

          Each of the parties hereto acknowledges and agrees that in the event of any breach of this Amended and Restated Agreement, the non-breaching parties would be irreparably harmed and could not be made whole by monetary damages. Accordingly, each of the parties hereto agrees that the other parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled, subject to applicable law, to compel specific performance of this Amended and Restated Agreement.

Section 13. Severability

          To the fullest extent permitted by applicable law, any provision of this Amended and Restated Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, unenforceability or legality of such provision in any other jurisdiction.

Section 14. Binding Effect; Benefit; Parties in Interest

          This Amended and Restated Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors, legal representatives and permitted assigns. Except as otherwise expressly set forth herein, nothing in this Amended and Restated Agreement is intended to confer on any Person other than the parties hereto, and their respective successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Amended and Restated Agreement. In the event that any transferee of a Shareholder shall acquire at least 5.0% of all Registrable Securities (such number of Registrable Securities to be adjusted for share subdivisions, share combinations, share dividends and the like) in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a party hereto for all purposes and such Registrable Securities shall be held subject to all of the terms of this Amended and Restated Agreement, and by taking and holding such Registrable Securities, such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of, this Amended and Restated Agreement. If Holdings shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Securities subject to all of the terms hereof.

Section 15. Interpretation

          The Table of Contents and the Headings contained in this Amended and Restated Agreement are for convenience only and shall not affect the meaning or interpretation of this Amended and Restated Agreement. All references herein to Sections, Subsections, clauses and Schedules shall be deemed references to such parts of this Amended and Restated Agreement, unless the context otherwise requires. All pronouns and any variations thereof refer to the masculine, feminine or neuter, as the case may require. The definitions of terms in this Amended and Restated Agreement shall be applicable to both the singular and plural forms of the terms defined where either such form is used in this Amended and Restated Agreement. Whenever the words "include," "includes" or "including" are used in this Amended and Restated Agreement, they shall be deemed to be followed by the words "without limitation." The words "herein," "hereof" and "hereunder," and other words of similar import, refer to this Amended and Restated Agreement as a whole and not to any particular Section, Subsection, or clause.

Section 16. Counterparts

          This Amended and Restated Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

Section 17. Applicable Law

          The validity of this Amended and Restated Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by and construed in accordance with the laws of New York without giving effect to the principles of conflicts of laws thereof. Each party hereto agrees that any suit, action or other proceeding arising out of this Amended and Restated Agreement may be brought and litigated in the appropriate federal and state courts of the State of New York and each party hereto hereby irrevocably consents to personal jurisdiction and venue in any such court and hereby waives any claim it may have that such court is an inconvenient forum for the purposes of any such suit, action or other proceeding. Each Shareholder hereto hereby irrevocably designates and appoints CT Corporation with offices on the date hereof at 1633 Broadway, New York, NY 10019, and its successors, as the agent of such Shareholder to receive, accept or acknowledge for or on behalf of such Shareholder service of any and all legal process, summonses, notices and documents that may be served in any such suit, action or proceeding in any such court. Each Shareholder acknowledges that CT Corporation will transmit services of any and all legal process, summonses, notices and documents that may be served in any such suit, action or proceeding in any such court to such Shareholder address as shown in the Register of Shareholders of Holdings from time to time. Each Shareholder further irrevocably consents to the service of any and all legal process, summonses, notices and documents by the mailing of copies thereof by registered or certified air mail, postage prepaid, to such party at the address of such party as shown in the Register of Shareholders of Holdings from time to time.

Section 18. Entire Agreement.

          This Amended and Restated Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede, effective as of the Effective Date, all prior agreements and understandings, oral and written, including, without limitation, the Base Shareholders Agreement, between the parties hereto with respect to the subject matter hereof.